Exhibit 24.1

POWER OF ATTORNEY

The undersigned constitutes and appoints GERTRUDE BOYLE, TIMOTHY BOYLE, PATRICK ANDERSON and PETER BRAGDON, and each of them, as the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the Columbia Sportswear Company Annual Report on Form 10-K for the year ended December 31, 2004, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 1, 2005	/S/ TIMOTHY P. BOYLE
Timothy P. Boyle

Dated: March 1, 2005	/S/ GERTRUDE BOYLE
Gertrude Boyle

Dated: March 1, 2005	/S/ SARAH A. BANY
Sarah A. Bany

Dated: March 1, 2005	/S/ EDWARD S. GEORGE
Edward S. George

Dated: March 1, 2005	/S/ MURREY R. ALBERS
Murrey R. Albers

Dated: March 1, 2005	/S/ JOHN W. STANTON
John W. Stanton

Dated: March 1, 2005	/S/ WALTER T. KLENZ
Walter T. Klenz

Dated: March 1, 2005	/S/ STEPHEN E. BABSON
Stephen E. Babson